Exhibit 10.6

SECOND AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Second Amendment to the Loan and Security Agreement (the “Agreement”), dated as of March 9, 2018, by and between Full Spectrum Inc. (now known as Ondas Networks Inc.), a Delaware corporation, and each of its domestic subsidiaries signatory thereto (collectively, the “Company”), and Steward Capital Holdings, LP, a Delaware limited partnership, and its successors and assigns (together with its successors and assigns, “Steward”), (the “Amendment”) is made and shall be effective this 4th day of September, 2020.

WHEREAS, the Company executed and delivered a Loan and Security Agreement dated March 9, 2018, whereby Section 2.1(d) of the Agreement provided for Company to pay Steward interest only payments on the 1st day of each month until September 9, 2019; and

WHEREAS, the Company and Steward executed and delivered a First Amendment to Secured Term Promissory Notes (Notes) dated June 18, 2019, whereby Section 1.1 provided for the maturity date of each Note to be extended to September 9, 2020; and

WHEREAS, the total amount due and owing including accrued interest is now $11,254,236.14.

WHEREAS, the parties desire to amend the Agreement as set forth below.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.	The Maturity Date is hereby extended to September 9, 2021 (the “Maturity Date”) and both parties agree to capitalize all accrued interest into the note resulting in a new principal balance of $11,254,236.14 as of September 9, 2020.
2.	All accrued and unpaid interest from September 9, 2020 through the date of maturity shall be due on the Maturity Date.
3.	On or before October 1, 2020, Company shall issue 120,000 shares of Company’s stock to Steward as a condition to this Amendment.
4.	Pursuant to the June 18, 2019 extension, amendment and waiver agreement between Company and Steward, the fee, three percent (3%) of the outstanding principal balance of the Loan (as defined in the Agreement), shall now be due on the Maturity Date.
5.	All other provisions of the Agreement, the Amendments, and any other documents executed by the parties in conjunction therewith not amended by the terms of this Amendment are hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective authorized representatives as of the year and date set forth above.

ONDAS NETWORKS, INC.

/s/ Stewart Kantor
By: Stewart Kantor, Chief Financial Officer

STEWARD CAPITAL HOLDINGS, LP

/s/ Donald R. Johns
By: Donald P. Johns, Vice President